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                                                                   EXHIBIT 10.23

                                 PROMISSORY NOTE

$1,105,000.00                                           Rapid City, South Dakota
                                                            October 1, 2000

         FOR VALUE RECEIVED, Concorde Gaming Corporation ("MAKER"), a Colorado corporation principally located at 3290 Lien Street, Rapid City, South Dakota 57702, promises to pay to the order of BHL Capital Corporation ("HOLDER"), a South Dakota corporation with its principal office located at 3290 Lien Street, Rapid City, South Dakota 57702, the sum of One Million One Hundred Five Thousand and No/100 Dollars ($1,105,000.00) or, if less, the aggregate unpaid principal amount of all Advances (as hereinafter defined) made by HOLDER to the MAKER, together with unpaid accrued interest on the outstanding amount at an annual rate equal to Three-Fourths of One Percent (3/4%) over the "Prime Rate", as that rate fluctuates and is reported in The Wall Street Journal. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed. The unpaid principal and accrued interest on this Note shall be due November 1, 2001.

         This Promissory Note, among other things, provides for the making of advances (the "Advances") by the HOLDER to the MAKER from time to time in an aggregate amount not to exceed $1,105,000.00, the indebtedness of MAKER resulting from each such Advance being evidenced by this Promissory Note. Advances shall include any advance of principal and/or any unpaid accrued interest that is rolled into the principal balance. The unpaid interest shall be rolled into the principal balance.

         In the event of default hereunder the undersigned agrees that HOLDER shall have all rights reserved herein, including all expenses of collection. The undersigned waives demand, presentment, notice of non-payment, protest, notice of protest and notice of dishonor.

         The makers, endorsers, sureties and guarantors hereof herby severally waive presentment for payments, notice of non-payment, protest and notice of protest. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Promissory Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right on a future occasion.

         The undersigned hereby agrees to pay all costs for any collections necessary.

                                    CONCORDE GAMING CORPORATION
                                    (MAKER)

                                    By: /s/ JERRY L. BAUM
                                       -----------------------------------------
                                            Jerry L. Baum, President & CEO

                                    BHL CAPITAL CORPORATION
                                    (HOLDER)

                                    By: /s/ KENNETH BERGER
                                       -----------------------------------------
                                            Kenneth Berger, President